UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 26, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 29, 2018 the Compensation Committee increased the annual salary of our President, Retail, Saum Noursalehi, to $500,000, effective January 29, 2018, and on January 26, 2018 the Compensation Committee approved restricted stock unit grants under the Company’s 2005 Equity Incentive Plan to directors and officers of the Company, including the persons named below for whom disclosure may be required by Item 5.02(e) of Form 8-K, as shown below.

Name and Title	Restricted Stock Unit Grant (1)

Robert P. Hughes, Senior Vice President, Finance and Risk Management	20,000

Saum Noursalehi, President, Retail	30,000

Jonathan E. Johnson III, President, Medici (2)	5,000
________________________
(1)    Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and will vest in three equal annual increments. Figures shown are the number of units/shares.

(2)    Mr. Johnson’s RSU grant was set at the same level as the grants made to the Company’s independent directors, and our Chief Executive Officer, Patrick M. Byrne, declined to accept any RSU grant at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	January 29, 2018